UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2008

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 7, 2008, Prosperity Bank, El Campo, Texas (“Prosperity Bank”), the wholly-owned commercial bank subsidiary of Prosperity Bancshares, Inc. (“Prosperity”), entered into a Purchase and Assumption Agreement (the “Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”) in its corporate capacity and in its capacity as receiver of Franklin Bank, S.S.B., Houston, Texas (“Franklin Bank”), the wholly-owned commercial bank subsidiary of Franklin Bank Corp. (“Franklin”). The Agreement provides for Prosperity Bank’s assumption of all $3.7 billion in insured and uninsured deposit liabilities, including approximately $1.7 billion in brokered deposits, of Franklin Bank’s 44 branches.

As of September 30, 2008, Franklin Bank had total assets of $5.1 billion and total deposits of $3.7 billion. Pursuant to the terms of the Agreement, Prosperity paid a deposit premium of 1.71% or approximately $60 million in cash to the FDIC for all deposit liabilities described above. In addition, the Agreement provides for Prosperity Bank’s purchase of approximately $504 million of assets, primarily Treasury and Agency Securities. Under the terms of the Agreement, subject to the purchase option described below, the FDIC will retain the remaining assets for later disposition.

Pursuant to the Agreement, depositors of Franklin Bank automatically became depositors of Prosperity Bank and Prosperity Bank will provide banking services to Franklin Bank’s former depositors through the former branches of Franklin Bank.

The Agreement provides Prosperity Bank an exclusive option for a period of ninety (90) days to (1) assume any or all leases related to Franklin Bank’s branches and (2) purchase, at fair market value, any or all real property previously owned by Franklin Bank related to such branches. The Agreement also provides that to the extent Prosperity Bank purchases owned real property, assumes leases or otherwise occupies the former Franklin Bank branches, Prosperity Bank must purchase or assume leases for, as the case may be, all furniture, fixtures and equipment located at such branches.

The only loans being purchased by Prosperity Bank are those loans which are specifically secured by deposits being assumed by Prosperity Bank pursuant to the Agreement. In addition to these loans, the Agreement provides Prosperity Bank an exclusive option for a period of thirty (30) days to purchase certain loan pools that may be established by the FDIC in accordance with the terms of the Agreement.

Prosperity Bank has received all of the necessary bank regulatory authorization to consummate the assumption of all the deposit liabilities and purchase of certain assets of Franklin Bank, which was effective as of November 7, 2008.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
2.1	Purchase and Assumption Agreement among the FDIC, as receiver of Franklin Bank, the FDIC and Prosperity Bank dated November 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC. (Registrant)

Dated: November 13, 2008	By:	/s/ Peter Fisher
Peter Fisher
General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Purchase and Assumption Agreement among the FDIC, as receiver of Franklin Bank, the FDIC and Prosperity Bank dated November 7, 2008.